UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission file number: 333-178624

DNA PRECIOUS METALS, INC.
 (Exact name of Registrant as Specified in its Charter)

Nevada	37-1640902
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

9125 rue Pascal Gagnon, Suite 204, Saint Leonard, Quebec, Canada HIP IZ4

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(514) 852-2111

(REGISTRANT’S TELEPHONE NUMBER)

Not Applicable

(FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

DNA PRECIOUS METALS, INC.
2013 STOCK INCENTIVE PLAN
(Full title of the plan)

All correspondence to:
Tony J. Giuliano
Chief Financial Officer
DNA Precious Metals, Inc.
9125 Pascal Gagnon, Suite 204
Saint Leonard, Quebec, Canada H1P 1Z4
Office: (514) 852-2111
Fax: (514) 852-2221
Email: tony.giuliano@dnapreciousmetals.com

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Shares, no par value	8,000,000 shares	$0.41	$3,280,000	$447.39

(1)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the last reported sale price on the OTC Bulletin Board on September 23, 2013.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 includes a reoffer prospectus prepared in accordance with Instruction C of Form S-8 and Part I of Form F-3. The reoffer prospectus relates solely to resales on a continuous or delayed basis in the future of up to an aggregate of 8,000,000 Common Stock Shares, which may be issuable pursuant to awards granted under our 2013 Stock Incentive Plan. The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”). Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I
INFORMATION REQUIREDIN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken altogether, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

REOFFER PROSPECTUS

DNA PRECIOUS METALS, INC.

8,000,000 Common Stock Shares

This reoffer prospectus relates to the 8,000,000 Common Stock Shares (“Common Shares”), no par value, of DNA Precious Metals, Inc. (“we”, “our” or “us”) which are issuable pursuant to awards granted under our 2013 Stock Incentive Plan (the “Plan”) to eligible participants who are our affiliates. The selling stockholders are our directors and certain of our executive officers. We will not receive any of the proceeds from any future sale by the selling stockholders of the shares covered by this reoffer prospectus.

The selling stockholders may sell their shares, from time to time in the future, directly or indirectly in one or more transactions on the Over-The-Counter Bulletin Board (“OTCBB” or “OTC Bulletin Board”), in privately negotiated transactions or through a combination of such methods. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholders will be borne by that selling stockholder.

Our Common Shares are traded on the OTCBB under the symbol “DNAP.QB”. On September 23, 2013, the last reported sale of our common stock on the OTCBB Bulletin Board was $0.41 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” section in this reoffer prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is September 24, 2013.

ABOUT THIS PROSPECTUS

This Reoffer Prospectus is part of a registration statement on Form S-8 that we filed with the Securities and Exchange Commission. You should rely only on the information provided in this reoffer prospectus or incorporated by reference into this reoffer prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this reoffer prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of common stock. The rules of the Securities and Exchange Commission may require us to update this reoffer in the future.

SUMMARY

Our Common Shares are quoted on the Over-The-Counter Bulletin Board under the symbol “DNAP.QB”. We are focused on near term production of the Montauban gold and silver tailings mine (“Montauban Tailings”) in the Province of Quebec, Canada. The principal operations office is in Montreal, Quebec, Canada. We have an aggressive ongoing search for acquisition targets internationally with a mission to create a medium-sized precious metals producing mining company.

In June 2011, we completed our first acquisition of the Montauban exploration properties, located in the Portneuf County, Province of Quebec, Canada (“Montauban Mining Project” or “Property”).

Since the acquisition of the Montauban Mining Project, we have worked closely with the Quebec Provincial Government and, equally importantly, with the local municipality. As a result, we signed a protocol agreement between us and the Municipality of Notre-Dame de Montauban after the municipality’s council voted unanimously in favor of the Montauban Mining Project.  In September 2012, we received as Certificate of Authorization issued by the MDDEP (Ministere du Developpment durable, de l”Environment et des Parc) to process the mining residues, subject to conditions, further permits and approvals.

As of September 2013, we have the final plans of the mill for the extraction process of the industrial and precious metals. WE have purchased processing equipment, which is being stored near the mining property. In addition, we have  completed construction of all access roads to and from the new milling facility. The newly erected milling facility consists of an industrial steel structure building totaling 16,000 square feet. The power line source to the milling facility, totaling 1.3 kilometers, has also been completed.

Since we completed the Montauban Mining Project in June 2011, our efforts have centered around becoming a production company.  Contingent upon obtaining adequate financing, we are focused on being in production for the recuperation of industrial and precious metals from the mining residues in the second quarter of Fiscal 2014. We have Provincial and Municipal Government support for the Montauban Mining Project, especially since we are restoring an environmental area with mining residues. Our goal is to generate attractive cash flow with low initial capital cost required to start the project.

 FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed in this reoffer prospectus are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe”, “intend”, “expect”, “may”, “should”, “anticipate”, “could”, “estimate”, “plan”, “predict”, “project” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this reoffer prospectus speak only as of the date of this reoffer prospectus. We disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

RISK FACTORS

Our business and an investment in our securities are subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan and the market price for our securities. Many of these events are outside of our control. These risks and uncertainties are not the only ones that we face. Additional risks not presently known or currently considered insignificant may also have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan and the market price for our securities.

RISKS ASSOCIATEDWITH OUR BUSINESS:

We are an exploration stage company and our business plan is unproven; we have generated no revenues from our operations and incurred operating losses since our inception.

We are an exploration stage company, our business plan is unproven and we cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable.  We are subject to all of the risks inherent in a new business. We have not generated any revenues to date.  As of  December 31, 2012, we had current assets in the amount of $603,360 and current liabilities totaling $310,784 and long-term liabilities totaling $502,550.  We had a working capital surplus of $292,586 and deficits accumulated in the exploration stage of $1,773,047 as of December 31, 2012. We had a working capital surplus of $458,516 as at December 31, 2011. We may require additional financing to become fully operational.

Our future operations are dependent upon additional financing, of which there are no assurances

Our future operation is contingent upon adequate funding from an equity or debt offering.  We currently have no commitment for additional funding.  There can be no assurance that we will be able to secure additional funding, or if available, available on terms acceptable to us.

We have no proven reserves.

The Property does not have known reserves of commercial gold or silver.  Our long-term success will be related to the cost and success our exploration and mining programs.  Mining for gold and silver and base metals is a highly speculative business that is subject to a high degree of risk. Few exploration are ultimately developed into producing mines.  There is no assurance that our exploration program will result in any discoveries of commercial quantities of gold or silver. There is also no assurance that, even if commercial quantities of gold or silver are discovered, a mine can be brought into commercial production. Production/discovery of gold and silver is dependent upon a number of factors, not the least of which is the technical skill of the exploration personnel involved. The commercial viability of a mine is also dependent upon a number of factors, many of which are beyond our control, such as the worldwide economy, the price of gold and silver, government regulations, including regulations relating to royalties, allowable production and environmental protection.

Unexpected events may occur, including labor unrest, changes in government regulations, fires, floods, or earthquakes. We may be unable to fully insure against such risks or have sufficient funds to secure insurance against such risks.  Should we be subject to liabilities that exceed our insurance coverage, if any, our  exploration activities may be impeded and our results of operations will be negatively impacted.

We may not identify proven reserves and our estimates may be inaccurate.

There is no certainty that any expenditures made in our exploration program will result in discoveries of commercially recoverable quantities of gold, silver or any base metal. Most exploration projects do not result in the discovery of commercially extractable deposits of gold or silver and there is no assurance  that any particular level of recovery will be realized or that any identified leasehold interest will ever qualify as a commercially developed. Estimates of mineralization, reserves, deposits and production costs can also be affected by such factors as environmental regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Material changes in estimated reserves, exploration and mining costs may affect the economic viability of any project.

We will be required to locate mineral reserves for our long-term success.

Mines have limited lives based on proven and probable mineral reserves that are depleted in the course of production. To ensure continued viability we must offset depleted reserves by replacing and expanding our mineral reserves, through further exploration at the Property and/or the acquisition of new properties. Even if additional reserves are discovered, the process from exploration to production can take many years, during which the economic feasibility of production may change. Therefore, our ability to maintain or increase annual production of gold and other base or precious metals once mining activities commence, if at all, will be dependent almost entirely on our ability to bring new mines into production.

Mining is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business.

Mining involves various types of risks and hazards, including:

                •                environmental hazards;
                •                power outages;
                •                metallurgical and other processing problems;
                •                unusual or unexpected geological formations;
                •                flooding, fire, explosions, cave-ins, landslides and rock-bursts;
                •                inability to obtain suitable or adequate machinery, equipment, or labor;
                •                metals losses; and
                •                periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability.

Exploration for economic deposits of gold and silver is speculative.

Our business is speculative since there is generally no way to recover any of the funds expended on exploration unless the existence of commercially exploitable reserves are established and we can exploit those reserves by either commencing mining operations, selling or leasing its interest in the property, or entering into a joint venture with a larger company that can further develop the property. Unless we can establish and exploit reserves before our funds are exhausted, we will have to discontinue operations.

Changes in the market price of gold, silver and other metals, which is subject to wide fluctuations, will affect our potential profitability.

Our potential profitability and long-term viability depend, in large part, upon the market prices of gold and other metals and minerals produced from our mineral properties. The market price of gold and other metals is volatile and is impacted by numerous factors beyond our control, including:

•	expectations with respect to the rate of inflation;
•	the relative strength of the U.S. dollar and certain other currencies;
•	interest rates;
•	global or regional political, financial or economic conditions;
•	supply and demand for jewelry and industrial products containing metals; and

•	sales by central banks and other holders, speculators and producers of gold and other metals in response to any of the above factors.

A decrease in the market price of gold and other metals could affect the commercial viability of our Montauban Property and our anticipated development and production assumptions. Lower gold prices could also adversely affect our ability to finance future development at the Montauban Property, all of which would have a material adverse effect on our financial condition and results of operations. There can be no assurance that the market price of gold and other metals will remain at current levels or that such prices will improve.

Our estimates of resources are subject to uncertainty.

Estimates of resources are subject to considerable uncertainty. Such estimates are arrived at using standard acceptable geological techniques, and are based on the interpretations of geological data obtained from drill holes and other sampling techniques. Engineers use drilling results to derive estimates of cash operating costs based on anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore bodies, expected recovery rates of metal from ore, comparable facility and operating costs and other factors. Actual cash operating costs and economic returns on projects may differ significantly from the original estimates, primarily due to fluctuations in the current prices of metal commodities extracted from the deposits, changes in fuel costs, labor rates, changes in permit requirements, and unforeseen variations in the characteristics of the ore body. Due to the presence of these factors, there is no assurance that any geological reports will accurately reflect actual quantities of gold or silver that can be economically processed and mined.

Mineralization estimates are based on interpretation and assumptions and may yield less mineral production, if any, under actual conditions than is currently estimated.

We have relied on independent geologists to conduct drilling samples on the Property. When making determinations whether to continue any project, we must rely upon such estimated calculations as to the mineral reserves and grades of mineralization on the Property. Until ore is actually mined and processed, mineral reserves and grades of mineralization must be considered as estimates only.

These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

                         •                     these estimates will be accurate;
                         •                     reserve or other mineralization estimates will be accurate; or
                         •                     this mineralization can be mined or processed profitably.

Any material changes in mineral reserve estimates and grades of mineralization may affect the economic viability of placing a property into production and a property’s return on capital. Because we have not started mining operations at the Property and have not commenced actual production, mineralization estimates may require adjustments or downward revisions based upon further drilling and/or actual production experience.

In addition, the grade of ore ultimately mined, if any, may differ from that indicated by our testing results to date. There can be no assurance that minerals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale.  Declines in market prices for gold and silver may render portions of our mineralization, reserve estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of the Property. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

Our exploration activities at the Montauban Property may  be unsuccessful, which could lead us to abandon development of  the Property and our investments in exploration.

Our long-term success depends on our ability to identify proven reserves and mine the Property and any other properties we may acquire, if any.  Exploration activities are highly speculative in nature, which involve substantial  risks and is frequently non-productive. These risks include unusual or unexpected geologic formations and the inability to obtain suitable or adequate machinery, equipment or labor. The success of our exploration program is determined in part by the following factors:

                   •            the identification of potential gold mineralization based on surficial analysis;
                   •            availability of government-granted exploration permits;
                   •            the quality of our management and our geological and technical expertise; and
                   •            the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at the Property. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. We cannot assure you that we will discover mineralized resources in sufficient quantities on the Property to commence commercial development.

Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there is no assurance that our development activities will result in profitable mining operations.

We plan to estimate operating and capital costs for the Property based on information available to us and that we believe to be accurate. However, costs for labor, regulatory compliance, energy, mine and plant equipment and materials needed for mine development and construction may fluctuate significantly. In light of these factors, actual costs related to our proposed mine development and construction may exceed any estimates we may make. We do not have an operating history upon which we can base estimates of future operating costs related to the Property. We intend to rely upon our analysis of the future economic feasibility of the project and any estimates that may be contained therein. Studies derive estimates of cash operating costs based upon, among other things:

•	anticipated tonnage, grades and metallurgical characteristics of the ore to be mined and processed;
•	anticipated recovery rates of gold and other metals from the ore;
•	cash operating costs of comparable facilities and equipment; and
•	anticipated climatic conditions.

Capital and operating costs, production and economic returns, and other estimates may differ significantly from actual costs, and there can be no assurance that our actual capital and operating costs will not be higher than anticipated or disclosed.

In addition, any calculations of cash costs and cash cost per ounce may differ from similarly titled measures of other companies and are not intended to be an indicator of projected operating profit.

There can be no assurance that we will be successful in establishing mining operations or profitably exploiting mineral deposits.

We are subject to all of the risks associated with establishing new mining operations and business enterprises including:

•	the timing and cost, which can be considerable, of the construction of mining and processing facilities;
•	the ability to find sufficient gold reserves to support a mining operation;
•	the availability and costs of skilled labor and mining equipment;
•	the availability and cost of appropriate smelting and/or refining arrangements;
•	compliance with environmental and other governmental approval and permit requirements;
•	the availability of funds to finance construction and development activities;
•	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants which may delay or prevent development activities; and
•	potential increases in construction and operating costs due to changes in the cost of fuel, power, materials, supplies, and other costs.

It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up; delays in the commencement of mineral production often occur. Accordingly, we cannot assure you that our activities will result in profitable mining operations or that we will successfully establish mining operations or profitably extract gold or silver at the Property.

Historical production at the Property may not be indicative of the potential for future development.

We currently have no commercial production at the Property and have never recorded any revenues from gold or silver production. You should not rely on data pertaining to historical mining operations at the Property by other operators as any indication whatsoever hat we will ever have future successful commercial operations at the Property. We expect to continue to incur losses unless and until such time, if ever, as the Property enters into commercial production and generates sufficient revenues to fund our continuing operations. The development of new mining operations requires the commitment of substantial resources for operating expenses and capital expenditures, which may increase in subsequent years as needed consultants, personnel and equipment associated with advancing exploration, development and commercial production are added. The amount and timing of expenditures will depend on the progress of ongoing exploration and development, the results of consultants’ analysis and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners and other factors, many of which are beyond our control.

We have no history as a company engaged in the mining business.

We have no history of earnings or cash flow from mining activities.  If we identify proven reserves and  are able to proceed to production, commercial viability will be affected by factors that are beyond our control such as the particular attributes of the deposit, the fluctuation in the prices of gold and silver, the cost of construction and operating a mining operation, the availability of economic sources for energy, government regulations including regulations relating to prices, royalties, restrictions on production, quotas on exploration  as well as the costs of protection of the environment.

We face many operating hazards.

The development and operation of a mining property involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include, among other things, ground fall, flooding, environmental hazards and the discharge of toxic chemicals, explosions and other accidents. Such occurrences may result in work stoppages, delays in production, increased production costs, damage to or destruction of mines and other producing facilities, injury or loss of life, damage to property, environmental damage and possible legal liability for such damages.

A shortage of critical equipment, supplies and resources could adversely affect our operations.

We are dependent on equipment, supplies and resources to carry out our mining operations, including input commodities, drilling equipment and skilled labor. A shortage in the market for any of these factors could cause unanticipated cost increases and delays in delivery times, which could in turn adversely impact production schedules and costs.

Operations at the Property will require a significant amount of water. Successful mining and processing will require careful control of project water usage and efficient reclamation of project solutions in the process.

Current global financial conditions have made access to financing more difficult.

Since the fall of 2008, there has been severe deterioration in global credit and equity markets. This has resulted in the need for government intervention in major banks, financial institutions and insurers and has also led to greater volatility, increased credit losses and tighter credit conditions. These unprecedented disruptions in the credit and financial markets have had a significant adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining, capital and financing for our operations.

We do not insure against all risks to which we may be subject in our planned operations.

Any insurance that we secure will in all likelihood not cover all of the potential risks associated with a mining company’s operations, and we may be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may be unavailable or may be inadequate to cover any resulting liability. Moreover, we expect that insurance against certain hazards as a result of exploration and production may be prohibitively expensive to obtain for a company of our size and financial means.

We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or to other companies within the mining industry.

Losses from events that are not covered by our insurance policies may cause us to incur significant costs that could negatively affect our financial condition and ability to fund our activities on the Property. A significant loss could force us to terminate our operations.

Drilling operations are hazardous, raise environmental concerns and raise insurance risks.

We intend to conduct our business in a way that safeguards public health and the environment and in compliance with applicable laws and regulations. Environmental hazards may exist on properties in which we hold an interest which are unknown to us and may have been caused by prior owners. Changes to drilling and mining laws and regulations could require additional capital expenditures and increase operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain operations uneconomic.

Local infrastructure may impact our exploration activities and results of operations.

Our activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges and power and water supplies are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomenon, sabotage or government or other interference in the maintenance of such infrastructure could adversely affect our activities.

Compliance with SEC reporting requirements can be costly.

We do not have any employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our operations, we may identify other deficiencies that we may be unable to remedy in time to satisfy the requirements imposed by the Sarbanes-Oxley Act for compliance with that Section 404.  If we fail to achieve and maintain the adequacy of our internal controls, we may  be unable to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information.

We are subject to significant governmental regulations.

The Property is located in Province of Quebec, Canada and is subject to extensive federal, provincial, and local laws and regulations governing various matters, including:

     •            environmental protection;
     •            management and use of toxic substances and explosives;
     •            management of natural resources;
     •            labor standards and occupational health and safety, including mine safety; and
     •            historic and cultural preservation.

Non-compliance may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations will be more stringent which could cause additional expense, capital expenditures, restrictions on our operations and delays in the development of the Property.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All of our exploration and potential development and production activities are in the Province of Quebec, Canada and are subject to regulation by governmental agencies under various environmental laws. These laws address, among other things, emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations.

Additionally, our operations will result in emissions of greenhouse gases, which may be subject to increased regulation in the future. In general, environmental legislation is evolving and the trend has been towards stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations requires significant capital outlays, and future changes in these laws and regulations may cause material changes or delays in our financial position, operations and future activities.  More stringent regulation may cause us to re-evaluate our activities.

Land reclamation requirements for the Property may be burdensome.

Land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long-term effects of land disturbance.

Reclamation may include requirements to:

     •            control dispersion of potentially deleterious effluents; and
     •            reasonably re-establish pre-disturbance landforms and vegetation.

In order to carry out reclamation obligations we will have to allocate a portion of our financial resources that might otherwise be spent on further exploration and development programs.  Unanticipated reclamation work will adversely impact our operations.

We may be unable to comply with permitting requirements.

We have obtained required permitting to commence production activities. Maintaining the permits may require us to comply with more stringent government regulation or new regulatory controls may be instituted which will require us to implement more stringent controls and procedures over our production activities.  There can be no assurance that we will be able to comply with more stringent government regulations or that additional costs will be required to remain compliant.  This may result in production delays and impact our budgeted resources.

We may experience difficulty attracting and retaining qualified management.

We are dependent on the services of our executive officers.  We will have to hire other highly skilled and experienced consultants.  Due to our relatively small size, the loss of these persons or our inability to attract and retain highly skilled employees may have a material adverse effect on our business or future operations. We do not maintain key-man life insurance on any of our officers or directors.

We compete with larger, better-capitalized competitors in the mining industry.

The mining industry is intensely competitive in all of its phases, including financing, technical resources, personnel and property acquisition. It requires significant capital, technical resources, personnel and operational experience to effectively compete in the mining industry. Larger companies with significant resources have a competitive advantage over us.  Competition for resources at all levels is very intense, particularly affecting the availability of manpower, drill rigs, mining equipment and production equipment. As a result, we may be unable to maintain or acquire financing, personnel or technical resources.

There are differences in U.S. and Canadian practices for reporting reserves and resources.

Since our operations are in Canada, resource estimates disseminated outside the United States are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements. These practices are different from the practices used to report reserve and resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred resources, which are generally not permitted in filings with the SEC. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.

Our directors and officers may have conflicts of interest as a result of their relationships with other companies.

Our directors and officers may serve as officers or directors for other companies engaged in natural resource exploration and development. The directors and officers owe us a fiduciary obligation.  We have not yet established a policy to deal with potential conflicts of interest.

Legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of rules and regulations which govern publicly held companies. The Sarbanes-Oxley Act has resulted in a series of rules and regulations that increase responsibilities and liabilities of directors and executive officers. We are a small company with a limited operating history and no revenues. This may influence the decisions of potential candidates we may recruit as directors or officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

Risks Related To Our Securities

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

Reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
Comply with all requirements that may be adopted by the Public Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements;

•	Submit certain execute compensation matters to shareholder advisory votes, such as “say-on-pay” and “say on frequency;”

•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.   Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

As a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and NASDAQ. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the  JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an  “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

We have never paid a dividend to our shareholders. We intend to retain cash for the continued development of our business. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of developmental stage companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies.  Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

•	fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;

•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

•	variations in our quarterly operating results;

•	fluctuations in related commodities prices; and

•	additions or departures of key personnel.

Because the SEC imposes additional sales practice requirements on brokers who deal in penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares.

Our common stock is classified as a penny stock and will be covered by Section 15(g) of the Securities Exchange Act of 1934.  These rules impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the public resale of 8,000,000 Common Shares which are issuable under awards granted to the selling stockholders under the 2013 Stock Incentive Plan. The following table sets forth the name of the selling stockholders, any material relationship between us and each selling stockholder based upon information currently available to us, the number of Common Shares owned by each selling stockholder prior to the offering, the number of shares that maybe offered by each selling stockholder for sale hereunder and the amount and percentage of issued and outstanding Common Shares that we expect to be owned by each selling stockholder after completion of the offering. The selling stockholders may resell all, a portion, or none of the Common Shares from time to time.

The information in this table assumes that all of the shares held by each selling stockholder and being offered under this reoffer prospectus are sold to persons who are not affiliates of such selling stockholder, and that each selling stockholder acquires no additional shares of common stock before completion of this offering.

		Beneficial Ownership of Selling Stockholders Prior to Offering (1)			Beneficial Ownership of Selling Stockholders After Offering (1)
Name	Relationship	Number of Shares of Common Stock Prior to Offering	Number of Shares Offered Herein (2)	Number of Shares of Common Stock After Offering	Percentage After Offering
Ronald K. Mann	President & CEO and Chairman of the Board of Directors	2,000,000	300,000	2,300,000	2.5%
G.E. (Ted) Creber	Director	Nil	200,000	200,000	0.2%
Garfield (Gary) J. Last	Director	Nil	200,000	200,000	0.2%
Tony Giuliano	Chief Financial Officer	1,000,000	433,000	1,433,000	1.6%
James Chandik	Executive Vice-President	2,000,000	100,000	2,100,000	2.3%
Yves Gagnon	Vice-President, Operations	2,000,000	100,000	2,100,000	2.3%

(1)
Except as noted in footnote (2) below, the securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission under the Securities Act of 1934. They may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on the assumption that 91,761,000 Common Shares will be outstanding as of the date of this reoffer prospectus.

(2)	Each of the securities listed below are issuable upon the exercise of stock options issued under the Plan.

USE OF PROCEEDS

The selling stockholders are selling all the shares covered by this reoffer prospectus for their own account.  Accordingly, we will not receive any of the proceeds from the resale of the shares.  We will receive proceeds from the exercise of the options.

PLAN OF DISTRIBUTION

The selling stockholders, or their respective pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this reoffer prospectus (all of whom may be selling stockholders), may sell the securities from time to time on any exchange or automated interdealer quotation system on which the securities are listed or quoted, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.

The amount of securities that may be sold by any selling stockholder pursuant to this reoffer prospectus shall not, during any three-month period, exceed one percent (1%) of the outstanding Common Shares.

The selling stockholders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this reoffer prospectus, including resale to another broker or dealer;
•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	privately negotiated transactions;
•	short sales;
•	through the writing of options on the securities, whether or not the options are listed on an options exchange;
•	through the distribution of the securities by any selling stockholders to its partners, members or stockholders;
•	one or more underwritten offerings on a firm commitment or best efforts basis; and
•	any combination of any of these methods of sale.

The distribution of the shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We do not know of any arrangements by the selling stockholders for the sale of any of the securities.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with the selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed or quoted, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. Assuming that required holding periods and other criteria are satisfied, the selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act rather than pursuant to this reoffer prospectus, regardless of whether the securities are covered by this reoffer prospectus.

To the extent required under the Securities Act, the aggregate amount of any selling stockholder securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying reoffer prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders may enter into hedging transactions with third parties, which may in turn engage in short sales of the securities in the course of hedging the position they assume. The selling stockholders may also enter into short positions or other derivative transactions relating to the securities, or interests in the securities, and deliver the securities, or interests in the securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the securities, or interests in the securities, to third parties that in turn may dispose of these securities.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. Under those rules and regulations, they:

•	may not engage in any stabilization activity in connection with our securities;
•	must furnish each broker which offers common stock covered by this reoffer prospectus with the number of copies of this reoffer prospectus which are required by each broker; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS

Frederick M. Lehrer, Esq. of Altamonte Springs, Florida has passed upon the validity of the shares offered hereby.

EXPERTS

The financial statements as of December 31, 2012 and for the year ended December 31, 2012, incorporated by reference into this reoffer prospectus, have been so incorporated by reference in reliance on the report of KBL, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We file annual reports and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. We also have filed a registration statement on Form S-8 under the Securities Act, of which this reoffer prospectus is a part, to register the Common Shares offered by this reoffer prospectus. This reoffer prospectus does not contain all of the information contained in the registration statement. For further information about us and the common shares offered by this reoffer prospectus, you should refer to the registration statement and its exhibits. Statements contained in this reoffer prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The registration statement, including the exhibits and schedules filed therewith, may be inspected free of charge at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates and from the SEC’s Internet site at http://www.sec.gov. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our Common Shares are traded on the OTC Bulletin Board under the symbol “DNAP.QB”. Reports and other information concerning DNA can be inspected at the public reference facilities and Internet site of the SEC referred to above.

You should rely only on the information contained or incorporated by reference in this reoffer prospectus or any supplement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference into this reoffer prospectus. The shares are being offered and offers to buy the shares are being sought only in jurisdictions in which offers and sales are permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of the shares.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this reoffer prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this reoffer prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this reoffer prospectus, the subsequent information will also become part of this reoffer prospectus and will supersede the earlier information.

We are incorporating by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 13, 2013;
•	Report on Form 10-Q for the quarter ended March 31, 2013 filed on April 29, 2013;

•	Report on Form 10-Q for the quarter ended June 30, 2013 filed on August 13, 2013; and
•
The description of our Common Shares contained in our Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference into this reoffer prospectus all of our future filings with the SEC on Form 10-K and on Form 10-Q (to the extent such Form 10-Q states that it is being incorporated by reference into this reoffer prospectus) under the Securities Exchange Act of 1934 until this offering has been completed.

You may obtain a copy of any of our filings which are incorporated by reference, at no cost, by contacting us at:

Mr. Tony J. Giuliano
Chief Financial Officer
DNA Precious Metals, Inc.
9125 Pascal Gagnon, Suite 204
Saint Leonard, Quebec
H1P 1Z4
Office: (514) 852-2111
Fax: (514) 852-2221
Email: tony.giuliano@dnapreciousmetals.com

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant, DNA Precious Metals, Inc., hereby incorporates by reference into this Registration Statement the documents listed below. The Company also incorporates by reference into this Registration Statement, from the date of filing of such documents, all documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 13, 2013;
(2)	The Company’s Report on Form 10-Q for the quarter ended March 31, 2013 filed on April 29, 2013;

(3)	The Company’s Report on Form 10-Q for the quarter ended June 30, 2013 filed on August 13, 2013; and
(4)
The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the laws of the State of Nevada (“Nevada Law”) and our By-Laws, we are permitted to indemnify our directors and officers, former directors or officers or a person who acts or acted at our request as a director or officer of another company, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment if (1) such director or officer acted honestly and in good faith with a view to the best interests of DNA and (2) in the case of a criminal or administrative action, the director or officer had reasonable grounds for believing that his or her conduct was lawful.

The right to indemnification is more limited, however, in the event directors and officers are sued by DNA or on its behalf by a shareholder of DNA. In those cases, DNA may, with the approval of a court, indemnify a director or officer against all costs, charges and expenses but not the amount of the judgment or settlement of an action, provided that such director or officer fulfills the conditions of (1) or (2) above. A director or officer must be indemnified for costs, charges and expenses if such director or officer is substantially successful on the merits in his or her defense and fulfills the conditions of (1) and (2) above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 that may be permitted to directors and officers and persons controlling DNA, DNA understands that, in the opinion of the Commission, such indemnification is against public policy as expressed in the said Securities Act and is, therefore, unenforceable.

DNA maintains directors’ and officers’ liability insurance with an aggregate policy coverage of CDN.$2,000,000 in each policy year, subject to a corporate reimbursement deductible of CDN.$25,000 per loss except for losses resulting from securities legislation where the deductible is CDN.$50,000, for indemnifiable claims for wrongful acts by insured persons. In addition, DNA has entered into indemnification agreements with its directors and executive officers under which DNA is required, among other things, to indemnify such directors and executive officers against certain liabilities and associated expenses arising from their service with DNA and to reimburse certain related and other expenses substantially as permitted by Nevada Law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are hereby filed as part of this Registration Statement:

Exhibit
No.	Description

5	Opinion of Frederick M. Lehrer, Esq. as to the legality of the securities being registered

23	Consent of KBL, LLP

5	Consent of Frederick M. Lehrer (included in Exhibit 5)

24	Power of Attorney (included on signature page to this Registration Statement on Form S-A)

99	DNA Precious Metals, Inc. 2013 Stock Incentive Plan

Item 9. Undertakings.

The Company hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 10-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the state laws of Nevada and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada.

Dated: September 24, 2013

DNA PRECIOUS METALS, INC.

/s/ Ronald K. Mann
By: Ronald K. Mann, President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald K. Mann and Tony J. Giuliano, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Date	Capacity

/s/ Ronald K. Mann	September 24, 2013	Principal Executive Officer
Ronald K. Mann		and Director and Chairman
President, Chief Executive Officer		of the Board
and Director

/s/ Tony J. Giuliano	September 24, 2013	Principal Financial Officer
Tony J. Giuliano		and Principal Accounting
Vice-President, Finance and		Officer
Administration and Chief Financial
Officer and Corporate Secretary

/s/ G.E. (Ted) Creber, Q.C.	September 24, 2013	Director
G.E. (Ted) Creber

/s/ Garfield (Gary) J. Last	September 24, 2013	Director
Garfield (Gary) J. Last